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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: November 27, 2007


                             MOMENTUM BIOFUELS, INC.
                      (Formerly Tonga Capital Corporation)
             (Exact name of registrant as specified in its charter)


              Colorado                 000-50619            84-1069035
-------------------------------       ----------  -----------------------------
(State or other jurisdiction of   (Commission File (IRS Employer Identification
           incorporation)                Number)            Number)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (281) 334-5161
                                 --------------
               Registrant's telephone number, including area code




         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.        CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure Of Directors or Certain  Officers;  Election of  Directors;
--------------------------------------------------------------------------------
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
------------------------------------------------------------------------------

Compensatory Arrangements of Certain Officers
---------------------------------------------

GREGORY A. ENDERS, Chairman of the Board, President & Chief Executive Officer

On October 16, 2007 (the "Effective Date"), Momentum Biofuels, Inc ("the Company") entered into an Employment Agreement with Mr. Gregory A. Enders, the Company's Chairman of the Board, President and Chief Executive Officer.

The Employment Agreement has a term of 3 years and provides for an automatic renewal for 1 year terms, unless written notice is given by either the Company or Mr. Enders, 90 days prior to the expiration of the agreement. The agreement can be terminated at an earlier date by either party.

The Employment Agreement provides for an annual base salary of $216,000 per year. The agreement further provides for an additional compensation of $2,000 per month after 6 months, if business objectives set by Mr. Enders and the Company's Board of Directors have been achieved. The annual base salary is subject to an annual review by the Company's Board of Directors, at which time it may be increased at the Board of Director's discretion.

In addition to the salary, Mr. Ender's shall receive an option exercisable for 5,000,000 shares of the Company's common stock. The option has an exercise price of $1.00 and has a term of 3 years. The option vests at a rate of: 1,250,000 shares 6 months from the Effective Date, 1,250,000 shares 12 months from the Effective Date; 1,250,000 shares on the second anniversary of the Effective Date and 1,250,000 shares on the third anniversary of the Effective Date. The option is subject to a lock up provision that does not allow any of the shares under the option to be sold, assigned or otherwise disposed of until after the second anniversary of the Effective Date, unless a change of control of the Company has occurred.

Mr. Enders will also receive an automobile allowance of not less than $1,000 per month and will receive $5,000 as reimbursement of his legal expenses in connection with the development of the Employment Agreement.

GARY S. JOHNSON, Chief Operating Officer

On October 16, 2007, the Company entered into an Employment Agreement (the "Johnson Agreement") with Mr. Gary S. Johnson, the Company's Chief Operating Officer.

The Johnson Agreement has a term of 3 years and provides for an automatic renewal for 1 year terms, unless written notice is given by either the Company or Mr. Johnson, 90 days prior to the expiration of the agreement. The agreement can be terminated at an earlier date by either party.

The Employment Agreement provides for an annual base salary of $150,000 per year. The annual base salary is subject to an annual review by the Company's Board of Directors, at which time it may be increased at the Board of Director's discretion.

In addition to the salary, Mr. Johnson shall receive an option exercisable for 1,000,000 shares of the Company's common stock. The option has an exercise price of $1.00 and has a term of 3 years. The option vests at a rate of: 250,000 shares 6 months from the Effective Date, 250,000 shares 12 months from the Effective Date; 250,000 shares on the second anniversary of the Effective Date and 250,000 shares on the third anniversary of the Effective Date. The option is subject to a lock up provision that does not allow any of the shares under the option to be sold, assigned or otherwise disposed of until after the second anniversary of the Effective Date, unless a change of control of the Company has occurred.

Mr. Johnson will also receive an automobile allowance of not less $500 per month.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     MOMENTUM BIOFUELS, INC.


                                     By:/s/ Gregory A. Enders
                                        ---------------------
                                            Gregory A. Enders, President and
                                            Chief Executive Officer


Date: November 27, 2007